Exhibit 10.w(i)
                         FIRST AMENDMENT
                             OF THE
                    FINGERHUT COMPANIES, INC.
                    NONQUALIFIED SUPPLEMENTAL
                    EXECUTIVE RETIREMENT PLAN


      The Fingerhut Companies, Inc. Nonqualified Supplemental Executive Retirement Plan, heretofore adopted by the Board of Directors of Fingerhut Companies, Inc., a Delaware corporation, on February 14, 1996, is hereby amended in the following respects.

I.         PRINCIPAL SPONSOR CHANGED.  Effective as of January 1,
1996, Section 1.1 is amended to read in full as follows:

1.1. Preamble ERISA authorizes the establishment of an unfunded, nonqualified plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and to coordinate the benefits provided to them under other qualified and nonqualified retirement programs available to them as a result of their employment. FINGERHUT CORPORATION, a Minnesota corporation (hereinafter "Principal Sponsor") and certain affiliates of the Principal Sponsor (collectively the "Employers") have determined that it is in their best interest to establish and maintain such an unfunded, nonqualified deferred compensation plan for those purposes. Therefore, the Principal Sponsor, for itself and the other Employers, does hereby establish this SERP, the terms and conditions of which are as follows.

1. OFFSET ELIMINATED. Effective with respect to each Participant who is actively employed by an Employer at some time on or after the date of the adoption of this First Amendment,
Section 1.2.5 is amended to read in full as follows:

      1.2.5. Benefit Offset _ a dollar amount determined as of a Participant's Termination of Employment and expressed as an annual single life annuity payable for the life of the Participant commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years and which is equal to the sum of:

          (a) the Participant's Social Security Benefit determined as of such Termination of Employment when expressed as an annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five
          (65) years; and

          (b) the Participant's accrued benefit under the Pension Plan and the Pension Excess Plan determined as of such Termination of Employment when expressed as an annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years; and

          (c) seventy-five percent (75%) of the Participant's account balance under the Profit Sharing Plan attributable to employer contributions (including both the elective contributions and the non-elective contributions) determined as of such Termination of Employment and determined as if no withdrawals or distributions had been made from the Profit Sharing Plan and as if all elective contributions which could have been contributed to the Profit Sharing Plan had been contributed to the Profit Sharing Plan:

                                   (i)  together with interest at
               eight and one-half percent (8.5%) compounded annually from the Termination of Employment to the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five (65) years, and

                                    (ii)  then converted  to  and
               expressed as an Actuarial Equivalent annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five
               (65) years; and

          (d) an amount equal to the dollars credited or paid to the Participant under the Profit Sharing Excess Plan:

                                   (i)  together with interest at
               eight   and  one-half  percent  (8.5%)  compounded
               annually from the date so credited or paid to the Termination of Employment, and

                                    (ii)  then converted  to  and
               expressed as an Actuarial Equivalent annual single life annuity commencing as of the first of the Plan Year following the later of the date of the Participant's Termination of Employment or the date the Participant would attain age sixty-five
               (65) years.

The Benefit Offset may increase or decrease from time to time before a Termination of Employment.

1. OFFSET ELIMINATED. Effective with respect to each Participant who is actively employed by an Employer at some time on or after the date of the adoption of this First Amendment,
Section 1.2.10 is deleted without replacement.

1.         PRINCIPAL SPONSOR CHANGED.  Effective as of January 1,
1996, Section 1.2.17 is amended to read in full as follows:

     1.2.17.   Plan Statement _ this document entitled "FINGERHUT
NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN," as adopted by the Principal Sponsor effective as of January 1, 1996, as the same may be amended from time to time thereafter.

1.         PRINCIPAL SPONSOR CHANGED.  Effective as of January 1,
1996, Section 1.2.19 is amended to read in full as follows:

      1.2.19.    Principal  Sponsor _  FINGERHUT  CORPORATION,  a
Minnesota corporation.

1.         PRINCIPAL SPONSOR CHANGED.  Effective as of January 1,
1996, Section 1.2.22 is amended to read in full as follows (and each other reference to the name of the SERP is conformed to this name as amended):

     1.2.22. SERP _ the nonqualified deferred compensation plan of the Employers established for the benefit of employees eligible to participate therein, as first set forth in this Plan Statement. (As used herein, "SERP" refers to the legal entity established by an Principal Sponsor and not to the document pursuant to which the SERP is maintained. That document is referred to herein as the "Plan Statement.") The SERP shall be referred to as the "FINGERHUT NONQUALIFIED SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN."

1. AUTOMATIC PARTICIPATION. Effective for initial determinations of who is a Participant which are made as of a date on or after the date of the adoption of this First Amendment, Section 2.1 is amended to read in full as follows:

2.1.  General  Participation Rule.   An  individual  shall  be  a
Participant in this SERP if that individual, on or after January 1, 1996, satisfies all of the following criteria:

                                      (i)     he or she is a Vice
               President or more senior officer (including, without limiting the generality of the foregoing, the President, Chief Operating Officer, Chief Executive Officer, a Senior Vice President, an
               Executive Vice President or a Vice President of the Principal Sponsor), and

                                      (ii)       he  or  she   is
               actively employed by the Principal Sponsor.

Any individual who has become a Participant in the SERP shall continue as a Participant until all benefits which are due under this SERP have been received without regard to whether he or she continues as an officer or a participant in the Pension Plan or an active employee. The Compensation Committee may, in its discretion, impose restrictions or limitations upon the benefits payable under the SERP as a condition of participation. Notwithstanding any thing apparently to the contrary contained in this Plan Statement, it shall be construed to prevent the duplication of benefits provided under any other plan or arrangement, whether qualified or nonqualified, funded or unfunded, to the extent that such other benefits are provided directly or indirectly by an Employer.

1. CROSS REFERENCE. Effective with respect to each Participant who is actively employed by an Employer at some time on or after the date of the adoption of this First Amendment, the Appendix A to the Plan Statement is amended by replacing it with the Appendix A attached to this Amendment.

1. CONDITIONAL ADOPTION OF AMENDMENT. This First Amendment shall be effective as of the dates hereinabove recited for every individual who becomes a Participant on or after the date that this Amendment is adopted. This Amendment shall be effective as of the dates herein above recited for every individual who was a Participant before the adoption of this Amendment only if such individual affirmatively consents in writing to the adoption of this Amendment and delivers such consent to the Secretary of the Compensation Committee (or his delegee) not later than thirty (30) days after such individual is notified in writing of the adoption of this Amendment.

1. SAVINGS CLAUSE. Save and except as herein expressly amended the Plan Statement shall continue in full force and effect.
                                   APPENDIX A

                         ACTUARIALLY EQUIVALENT BENEFITS


       When converting benefits to a single lump sum for payment to a Participant, the benefit to be converted is the single life annuity form payable at age sixty-five (65) years or the date as of which it is determined, if later. When converting benefits to a single lump sum for any other purpose, the benefit to be converted shall be the benefit payable at the latest date such benefit may commence. The factors to be used to convert any form to a lump sum benefit (or to make the conversions into single life annuities required by Section 1.2.5(c) or (d)) shall be:

Interest Assumption:                The compounded average  yield
                 on 30-year Treasury securities for the five (5) calendar years preceding the calendar year including the year of the Participant's Termination of Employment or death (reduced, for the purpose of making the conversions into single life annuities required by Section 1.2.5(d) but not for the purpose of making the conversions into single life annuities required by Section 1.2.5(c), to reflect the highest federal marginal income tax rate in effect as of such Termination of Employment or death).

Mortality Assumption:   The  mortality rate determined  from  the
                 table prescribed by the Secretary of the Treasury under section 417(e)(3)(A)(ii)(I) of the Code based on the prevailing commissioners' standard table used to determine reserves for group annuity contracts.